UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2018

EPHS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-55906	82-4383947
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7694 Colony Palm Drive Boynton Beach, FL 33436

(Address of principal executive offices and zip code)

(212) 321-0091

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K/A (“Amended 8-K Report”) is being filed to amend Item 5.02 of the Current Report on Form 8-K with the Securities and Exchange Commission on November 7, 2018 (the “Form 8-K Report”), which reported the appointment of Stevan Perry as President of EPHS Holdings, Inc. (“EPHS”) effective November 7, 2018. This Amended 8-K Report reflects that on November 6, 2018, EPHS entered into an Executive Employment Agreement (the “Agreement”) with Mr. Perry, effective as of the same date. The Form 8-K Report is hereby amended to restate this item as set forth herein.

Item 1.01

Entry into a Material Definitive Agreement

The information set forth in Item 5.02 of the Current Report on Form 8-K/A is incorporated herein by reference.

Item 5.02

Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 7, 2018, EPHS announced the appointment of Stevan Perry as President of EPHS, effective immediately. Mr. Perry was previously the founder and partner of Merritt Valley Cannabis Corp. (“MVC”). Prior to MVC, Mr. Perry was the Vice President of Energy and Major Projects for The Green Organic Dutchman, and from 2013-2016, Mr. Perry was the Energy Solution Team Leader for Eaton Corporation.

EPHS is not aware of any related person transaction, directly or indirectly, with or involving Mr. Perry within the scope of Item 404(a) of Regulation S-K or otherwise.

Mr. Perry succeeds Gianfranco Bentivoglio, who previously served as both EPHS’s President and CEO.  Mr. Bentivoglio will remain as the CEO.

Employment Agreement with Stevan Perry

On November 6, 2018 EPHS entered into the Agreement with Mr. Perry, effective as of the same date. The Agreement enumerated an indefinite term, which shall only be terminated in accordance with the terms of the Agreement. The Agreement provides for an annual base salary of $100,000.00 USD less applicable statutory withholdings. This base salary will accrue and not be paid to Mr. Perry until such time that EPHS receives revenue of at least $100,000.00 USD per month in a fiscal quarter (the “Profit Threshold”). Within 60 days of reaching the Profit Threshold, EPHS will pay Mr. Perry all accrued but unpaid base salary owed to him up to the date EPHS reached the Profit Threshold.

Mr. Perry is eligible to participate in all employee benefit plans, practices and programs maintained by the Company, as in effect from time to time (collectively the, “Employee Benefit Plans”) in accordance with applicable law and the terms of the applicable Employee Benefit Plans

Mr. Perry is entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred in connection with his performance of duties associated with the Agreement and with EPHS’s expense reimbursement policies and procedures.

Mr. Perry’s employment agreement will be terminated upon the occurrence of any one of the following events:

•

his resignation;

•

termination without cause, so long as Mr. Perry is provided written notice of the termination, pay in lieu of notice, or a combination of notice and pay as pursuant to the British Columbia Employment Standards Act; or

•

termination with cause.

The foregoing description of the Agreement with Mr. Perry does not purport to be a complete statement of the parties’ rights and obligations thereunder or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the actual Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into these Items 1.01 and 5.02.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

10.1

Executive Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2018	EPHS HOLDINGS, INC.

	By:	/s/ Gianfranco Bentivoglio
	Name:	Gianfranco Bentivoglio
	Title:	Chief Executive Officer